UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Blackbaud, Inc. held its 2013 annual meeting of stockholders on June 19, 2013. At the meeting, stockholders elected two Class C members to Blackbaud’s Board of Directors for a term expiring at the annual meeting of stockholders in 2016, based on the following votes:

Member	For	Against	Abstain	Broker Non-Votes

Marc E. Chardon	41,960,536	622,887	10,429	1,222,656

Sarah E. Nash	41,608,026	538,737	447,089	1,222,656

The stockholders also voted on a nonbinding resolution approving, on an advisory basis, the compensation of Blackbaud’s named executive officers as disclosed in the proxy statement for the 2013 annual meeting. The vote on the resolution was 41,118,992 shares for, 797,667 shares against, 677,193 shares abstaining and 1,222,656 broker non-votes. Blackbaud intends to continue holding advisory votes on executive compensation on an annual basis.

The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as Blackbaud’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The vote on the ratification was 43,478,260 shares for, 324,220 shares against and 14,028 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: June 19, 2013	/s/ Anthony W. Boor
Anthony W. Boor, Senior Vice President and Chief Financial Officer